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                                                                    EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in the Amendment No. 1 to the registration statement on Form S-4 of Mission Resources Corporation, of our report dated March 9, 2001, relating to the consolidated balance sheets of Bellwether Exploration Company and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K/A of Bellwether Exploration Company.

                                        /s/ KPMG LLP
                                        KPMG LLP

Houston, Texas
August 28, 2001